                                                                     EXHIBIT 1



                     THOMPSON, UNGER & PLUMB FUNDS, INC.


                            AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION

     These amended and restated articles of incorporation supersede and take the place of the existing articles of incorporation, and any amendments thereto, of Thompson, Unger & Plumb Fund, Inc.

                                  Article 1

     The name of the corporation (which is hereinafter called the "Corporation") is Thompson, Unger & Plumb Funds, Inc.

                                  Article 2

     The period of corporate existence is perpetual.

                                  Article 3

     The purpose for which the Corporation is organized is to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation law.

                                  Article 4

     A. The aggregate number of shares which the Corporation shall have authority to issue is one hundred million (100,000,000), consisting of one class only, designated as "Common Stocks", of the par value of $.001 per share and of the aggregate par value of one hundred thousand dollars ($100,000). The Corporation's Board of Directors may divide the Common Stock into series, determine the number of shares of the series, the distinguishing designation and the preferences, limitations and relative rights, in whole or in part, of any such series. The following series have been designated, subject to the authority of the Board of Directors to create additional series or to increase or decrease the number of shares of Common Stock of a series:

     Thompson, Unger & Plumb Growth Fund - 10,000,000 shares
     Thompson, Unger & Plumb Balanced Fund - 10,000,000 shares
     Thompson, Unger & Plumb Bond Fund - 10,000,000 shares

     The remainder of the 70,000,000 shares of Common Stock may be issued by the Board of Directors in such additional or other series as it may determine, each comprised of such number of shares of Common Stock and having such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors. In addition, the Board of Directors is expressly authorized to increase or decrease the number of shares of Common Stock of any series, but the number of such shares of any series shall not be decreased by the Board of Directors below the number of shares thereof then outstanding.

     Unless otherwise provided by the Board of Directors with respect to any future series of shares of Common Stock which may be created, each series shall have the following relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those provided in other subsections of this Article 4:

     1. Assets Belonging to Series. All consideration received by the Corporation for the issue or sale of shares to a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books and accounts of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, together with any General Items allocated to that series as provided in the following sentence, are hereby referred to as "assets belonging to" that series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series ("General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Board of Directors in its sole discretion, deems fair and equitable, and any General Items so allocated to a particular series shall belong to that series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

     2. Liabilities Belonging to Series. The assets belonging to each particular series shall be charged with the liabilities of the Corporation with respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular series shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Board of Directors in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a series are referred to as "liabilities belonging to" that series. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

     3. Income Belonging to Series. The Board of Directors shall have full discretion, to the extent not inconsistent with the Wisconsin Business Corporation Law and the Investment Company Act of 1940 (the "1940 Act"), to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding. "Income belonging to" a series includes all income, earnings and profits derived from assets belonging to that series, less any expenses, costs, charges or reserves belonging to that series, for the relevant time period.

     4. Dividends. Dividends and distributions on shares of Common Stock of a particular series may be declared and paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that series.

     All dividends on shares of a particular series shall be paid only out of the income belonging to that series and capital gains distributions on shares of a particular series shall be paid only out of the capital gains belonging to that series. All dividends and distributions on shares of a particular series shall be distributed pro rata to the holders of that series in proportion to the number of shares of that series held by such holders at the date and time of record established for the payment of such dividends or distributions.

     The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors to enable the Corporation to qualify as a regulated investment company under the Internal Revenue Code of 1986, or any amended version thereof or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of the Corporation for federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation for such tax period.


     Dividends and distributions may be paid in cash, property or shares of Common Stock of a series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time. Any such dividend or distribution paid in shares of a series will be paid at the current net asset value thereof as defined in
Section 4.B.

     5. Liquidation. In the event of the liquidation of the Corporation or of a particular series, the shareholders of each series that has been established and designated and is being liquidated shall be entitled to receive, as a series, when and as described by the Board of Directors, the excess of the assets belonging to that series over the liabilities belonging to that series. The holders of shares of any series shall not be entitled thereby to any distribution upon liquidation of any other series. The assets distributable to the shareholders of any particular series shall be distributed among such shareholders in proportion to the number of shares of that series held by them and recorded on the books of the Corporation. The liquidation of any particular series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding shares of that series, as defined in the 1940 Act.

     6. Voting. On each matter submitted to a vote of the shareholders, each holder of a share of Common Stock shall be entitled to one vote for each share outstanding in his name on the books of the Corporation, irrespective of the series thereof, and all shares of all series shall vote as a single series ("Single Series Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any series is required by the 1940 Act or by the Wisconsin Business Corporation Law, such requirement as to a separate vote by that series shall apply in lieu of Single Class Voting; (b) in the event that the separate vote requirements of subsection (a) apply with respect to one or more series, then, subject to (c), the shares of all other series shall vote as a single series; and (c) as to any matter which does not affect the interest of a particular series, only the holders of shares of one or more affected series shall be entitled to vote.

     7. Equality. All shares of Common Stock of each particular series shall represent an equal proportionate interest in the assets belonging to that series (subject to the liabilities belonging to that series), and each share of any particular series shall be equal to each other share of that series.

     B. The Corporation may issue and sell shares of any series of its Common Stock as its Board of Directors may determine; provided, however, that the consideration per share to be received by the Corporation upon the sale of any shares of its Common Stock shall not be less than the net asset value per share of the series of such Common Stock determined in accordance with the requirements of the 1940 Act and the applicable rules and regulations of the (or any succeeding governmental authority) and in conformity with generally accepted accounting principles. Subject to the suspension of such right of redemption or postponement of the date of payment or satisfaction upon redemption in accordance with the 1940 Act, each holder of a series of the Common Stock of the Corporation, upon request and after complying with the redemption procedures established by the Board of Directors, shall be entitled to require the Corporation to redeem out of stated capital, capital surplus, earned surplus or other legally available funds of that series all or any part of the shares of Common Stock of that series standing in the name of such holder on the books of the Corporation at the net asset value of such shares. Such net asset value shall be determined in accordance with the requirements of the 1940 Act and the applicable rules and regulations of the (or any succeeding governmental authority) and in conformity with generally accepted accounting principles. Any shares of its Common Stock redeemed by the Corporation shall be deemed to be cancelled and restored to the status of authorized but unissued shares of the particular series.

     C. Each share of a series of Common Stock of the Corporation is subject to redemption by the Corporation out of any of the sources referred to in clause B above as to that particular series, at the price which would be applicable if such share was then being redeemed by the holder thereof pursuant to the other provisions of these Articles of Incorporation, at any time if the Board of Directors determines in its sole discretion that failure to so redeem may have materially adverse consequences to the holders of shares of the series of Common Stock of the Corporation. In addition, the Corporation may redeem out of any of such sources and at such price per share all of the shares of a series of the Common Stock of the Corporation held by any holder if the value of such shares held by such holder is less than the minimum amount established from time to time by the By-laws.

     D. The Board of Directors of the Corporation may, upon reasonable notice to holders of shares of the Common Stock of the Corporation, impose a fee for the redemption of shares, such fee to be not in excess of one percent (1.0%) of the proceeds (before giving effect to such fee) thereof and to apply in the case of such redemptions and under such terms and conditions as the Board shall determine. The Board shall have authority to rescind the imposition of any such fee in its discretion and to re-impose the fee from time to time upon reasonable notice.

     E. Holders of shares of Common Stock shall not be entitled to any preemptive right to acquire unissued shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares nor shall such holders have any other preemptive rights.

     F. Holders of shares of Common Stock shall not be entitled to exercise any right to cumulative voting.

                                  Article 5

     The number of directors shall be such number as is fixed by or in the manner provided in the By-laws.

                                  Article 6

     The Corporation, as to any or all series, may enter into, from time to time, investment advisory and other agreements providing for the management and supervision of the investments of the Corporation and the furnishing of clerical and administrative services to the Corporation. The Corporation also may enter into, from time to time, agreements providing for distribution, custodial, transfer agency, registrar and/or disbursing agency services to the Corporation, as to any or all series. Such agreements shall contain such terms, provisions and conditions as the Board of Directors of the Corporation may deem advisable.

                                  Article 7

     The address of the registered office of the Corporation is 8201 Excelsior Drive, Madison, Wisconsin 53717, and the name of its agent at such address is Thomas G. Plumb. The registered office is located in Dane County.

                                  Article 8

     These Articles may be amended in the manner authorized by the Wisconsin Business Corporation Law at the time of amendment and all rights at any time conferred upon the shareholders of the Corporation by these Articles are granted subject to the provision of this Article 8.

                                  Article 9

     These Amended and Restated Articles of Incorporation have been adopted by the Board of Directors and the shareholders of the Corporation in accordance with Section 180.1003 of the Wisconsin Statutes and supersede and take the place of the heretofore existing Articles of Incorporation, and amendments thereto, of Thompson, Unger & Plumb Fund, Inc.

     IN WITNESS WHEREOF, the undersigned have caused these Amended and Restated Articles of Incorporation to be executed by its duly authorized officer as of this 22nd day of January, 1992.


                                THOMPSON, UNGER & PLUMB FUND, INC.



                                By /s/ Raymond F. Unger
                                -----------------------------------
                                Raymond F. Unger, President


                                ATTEST:


                                /s/ Thomas G. Plumb
                                -----------------------------------
                                Thomas G. Plumb, Secretary/Treasurer














THIS DOCUMENT WAS DRAFTED BY:
GONRAD G. GOODKIND, ESQ.
QUARLES & BRADY
411 EAST WISCONSIN AVENUE
MILWAUKEE, WISCONSIN  53202

                             ARTICLES OF AMENDMENT
                               STOCK (FOR PROFIT)


A.      Name of Corporation:    Thompson, Unger & Plumb Funds, Inc.
                            -------------------------------------------
                                (prior to any change effected by this amendment)

        Text of Amendment:      Effective April 3, 1995, the Amended and
        Restated Articles of Incorporation are amended as follows:

                The name of the corporation is hereby changed to:
                                        Thompson Plumb Funds, Inc.

                Then names of the series of Common Stock designated in Article 4 are hereby changed to:
                                        Thompson Plumb Growth Fund
                                        Thompson Plumb Balanced Fund
                                        Thompson Plumb Bond Fund

B.      Amendment(s) to the articles of incorporation adopted on March 14, 1995
                                                                 --------------
                                                                        (date)

        Indicate the method of adoption by checking the appropriate choice below:

        ( ) By the Board of Directors (in accordance with sec. 180.1002, Wis. Stats.)
OR
        (X) By the Board of Directors and Shareholders (in accordance with sec. 180.1003, Wis. Stats.)
OR
        ( ) By Incorporators or Board of Directors, before issuance of shares (in accordance with sec. 180.1005, Wis. Stats.)

        Executed on behalf of the corporation on        3/29/95
                                                ------------------------
                                                        (date)

                                                    Thomas G. Plumb
                                                ------------------------
                                                        (signature)

                                                    Thomas G. Plumb
                                                ------------------------
                                                     (printed name)

                                                    President
                                                ------------------------
                                                      (title)

D.      This document was drafted by    Lorraine J. Koeper
                                    ----------------------------------------
                                        (name of individual required by law)


     SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

ARTICLES OF AMENDMENT STOCK (FOR PROFIT)

        Lorraine J. Koeper, Esq.        ---Please indicate where you would like
        Quarles & Brady                 the acknowledgement copy of the filed
        411 East Wisconsin Avenue       document sent. Please include complete
        Milwaukee, WI 53202                name and mailing address.

Your phone number during the day: (414) 277-5321

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats, for document content)

        Submit one original and one exact copy to Secretary of State, P.O. Box 7846, Madison, Wisconsin 53707-7846. The original must include an original manual signature (sec. 180.0120(3)(c), Wis. Stats.)

A. State the name of the corporation (before any changes effected by this amendment) and the text of the amendment(s).

        If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark one of the three choices to indicate the method of adoption of the amendment(s).

        By Board of Directors - Refer to sec. 180.1002 Wis. Stats. for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

        By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003 Wis. Stats. for specific information.

        By Incorporators or Board of Directors - Before issuance of shares - See sec. 180.1005 Wis. Stats. for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed to.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer (or incorporator if directors have not been elected) of the corporation or the fiduciary if the corporation is in the hands of a receiver, trustee, or other court appointed fiduciary. At least one copy must bear an original manual signature.

D. If the document is executed in Wisconsin, sec. 14.38(14) Wis. Stats. provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner.

FILING FEES

        Submit the document with a minimum filing fee of $40.00, payable to SECRETARY OF STATE. If the amendment causes an increase in the number of authorized shares, provide an additional fee of 1 cent for each new authorized share. When the document has been filed, an acknowledgement copy stamped "FILED" will be sent to the address indicated above.

                                  CERTIFICATE

This is to certify that the foregoing Restated Articles of Incorporation

A.      ( )  Do not contain any amendment requiring shareholder approval, and were adopted on _________________ by the board of directors or incorporators.

OR
                                                        * In accordance with
B.      (X)  Contain one or more amendments to the      Wisconsin Statute sec.
             articles of incorporation -

(NOTE: Identify each article being amended, indicate    180.    180.    180.
the date and method of its adoption, and briefly state  1002    1003    1005
the substance of the change.)

AMENDMENT, adopted on   1/21/92                         (method of adoption)
                     --------------                         ( )  (X)  ( )
                        (date)                            (check one box)

        Article 1. Name changed to Thompson, Under & Plumb Funds, Inc.

AMENDMENT, adopted on   1/21/92                         (method of adoption)
                     -------------                          ( )  (X)  ( )
                        (date)                             (check one box)

        Article 4. Reclassified capital from one class to series and adopted provisions relating to assets, liabilities and income belonging to each series, dividends, liquidations, voting and equality among such series.

AMENDMENT, adopted on   1/21/92                         (method of adoption)
                     -------------                          ( )  (X)  ( )
                        (date)                              (check one box)

        Article 7. Changed address of registered office.

        * 180.1002 - By Board of Directors
        * 180.1003 - By Board of Directors and Shareholders
        * 180.1005 - By Incorporators or Board of Directors, before issuance of shares

Executed on behalf of the corporation on        1/22/92
                                        ----------------------
                                                (date)


                                          Thomas G. Plumb
                                        -----------------------
                                             (signature)


                                          Thomas G. Plumb
                                        -----------------------
                                              (printed name)

                                          Secretary - Treasurer
                                        -------------------------
                                                (title)

        Please see instruction D

This document was drafted by Fredrick G. Lautz, Esq. (See instruction E)

     SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

RESTATED ARTICLES OF INCORPORATION
Ch. 180 (Stock, for-profit)


======================================
        Ronald J. Burtch
        Legal Assistant                 --- Please indicate where you would like
        Quarles & Brady                  the acknowledgement copy of the filed
        411 East Wisconsin Avenue        document sent. Please include complete
        Milwaukee, WI  53202-4497          name and mailing address.
======================================


Your phone number during the day:  (417) 277-5187

INSTRUCTIONS  (Ref. sec. 180.1007 Wis. Stats. for document content)

     Submit one original and one exact copy to Secretary of State, P.O. Box 7846, Madison, Wisconsin 53707-7846. The original must include an original manual signature (sec. 180.0120(3)(c), Wis. Stats.)

A.      Set forth the text of the restated articles.

B. Complete the Certificate to indicate the manner in which the restated articles were adopted. Use section "A" or "B" and strike out the section that does not apply.

C. If section "B" is used, provide detail on the manner in which the amendment(s) were adopted, including the date of adoption for each amendment, and mark one of the three choices to indicate the method of adoption.

        By Board of Directors - Refer to sec. 180.1002 Wis. Stats. for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

        By Board of Directors and Shareholders - Amendments proposed by the Board of Directs and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003, Wis. Stats. for specific information.

        By Incorporation or Board of Directors - Before issuance of shares -
        See sec. 180.1005 Wis. Stats. for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

        If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the restatement itself. If an amendment changes the name of the corporation, state the new name in Article 1 only.

D. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer, an incorporator (if directors have not been elected and no shares have been issued), or the fiduciary if the corporation is in the hands of a receiver, trustee, or other court appointed fiduciary. At least one copy must bear an original manual signature.

E. If the document executed in Wisconsin, sec. 14.38(14) Wis. Stats. provides that is shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner.

FILING FEES Submit the document with a minimum filing fee of $40.00, payable to SECRETARY OF STATE. If the restatement contains and amendment causing an increase in the number of authorized shares, provide an additional fee of 1 cent for each new authorized share. When the document has been filed, an acknowledgement copy stamped "FILED" will be sent to the address indicated above.